Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-183457) of Response Biomedical Corp. of our report dated March 15, 2013 relating to the consolidated financial statements for the year ended December 31, 2012, which appears in this Annual Report on Form 10-K.

(signed) “PricewaterhouseCoopers LLP”

Vancouver, Canada	PricewaterhouseCoopers LLP
March 15, 2013	Chartered Accountants